Court File No. 07-CL-7120

                                     ONTARIO
                            SUPERIOR COURT OF JUSTICE

                                 COMMERCIAL LIST

                         IN THE MATTER OF THE COMPANIES'
           CREDITORS ARRANGEMENT ACT, R.S.C. 1985, c.C-36, AS AMENDED

                  AND IN THE MATTER OF A PLAN OF COMPROMISE OR
                  ARRANGEMENT OF HOLLINGER INC., 4322525 CANADA
                   INC. AND SUGRA LIMITED (the "APPLICANTS")


                                NOTICE OF MOTION
                          (RETURNABLE AUGUST 29, 2007)

     Davidson Kempner Capital Management LLC ("DK") will make a motion to the Honourable Mr. Justice Campbell on Wednesday, August 29, 2007, at 10:00 a.m. or as soon after that time as the motion can be heard, at the Courthouse, 330 University Avenue, Toronto, Ontario, pursuant to the comeback clause of the Order made by this Honourable Court on August 1, 2007 under the COMPANIES' CREDITORS ARRANGEMENT ACT (the "CCAA") with respect to the Applicants (the "INITIAL CCAA ORDER").

     PROPOSED METHOD OF HEARING: The motion is to be heard orally.

     THE MOTION IS FOR:

     (a) an Order dissolving the Initial CCAA Order with effect from August 1, 2007 on the basis that the Applicants' CCAA proceedings as currently structured under the Initial CCAA Order are doomed to fail;

     (b)  in the alternative, an Order:

          (i) amending the Initial CCAA Order with effect from August 1, 2007 to, INTER ALIA;

               (A) provide that the stay of proceedings does not apply to prevent the Secured Noteholders (as defined herein), the trustees under the


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                    Indentures (as defined  herein) or any of them from
                    exercising any of the rights and remedies granted to such persons under the Indentures, the Secured Notes or the Security (each as defined herein);

               (B) provide that the provisions of the Initial CCAA Order shall not prevent the payment by the Applicants of all principal, interest, fees, recoverable expenses and all other amounts owing under the Secured Notes, the Indentures and the Security and the performance by the Applicants of all obligations thereunder;

               (C) provide that subparagraph 13(iv) of the Initial CCAA Order does not apply to any defaults under (a) the Indentures, (b) the Secured Notes, and (c) all security agreements, documents or instruments entered into to secure the obligations owing under the Indentures, the Secured Notes and any guarantees thereof, including, without limitation, the pledge of the shares of Class B common stock of STMG owned by the Applicants (collectively, the "SECURITY");

               (D) reduce the amount of the Directors' Charge granted under the Initial CCAA Order;

               (E) reduce the amount and scope of the Administration Charge granted under the Initial CCAA Order; and

               (F) direct that neither the Directors' Charge nor the Administration Charge shall create or constitute a charge on any of the Property that is secured by the Security, including, without limitation, the shares of Class B common stock of STMG owned by the Applicants (the "B SHARES");

                      all in the form set out in Schedule "A" to the draft order attached at Tab 4 to be filed in the Motion Record (the "AMENDED AND RESTATED ORDER");

          (ii) directing that the Applicants cease making all payments except those due under the Indentures, the Secured Notes and the Security and those proven to be required for the Applicants to remain in existence pending the implementation of a process, acceptable to the Applicants' creditors, governing the payment of any other expenses and for the analysis and management of the litigation involving the Applicants; and

          (iii) lifting the stay of proceedings to allow the Secured Noteholders, the trustees under the Indentures or any of them to commence and proceed with an application for oppression against, among others, Hollinger and 4322525 (each as defined herein), to set aside the Stockholder Written Consent in Lieu of Meeting dated July 31, 2007 and restore the prior governance status quo at STMG and any other relief; and

     (c)  such further and other relief as this Honourable Court may deem just.

     THE GROUNDS FOR THE MOTION ARE:

1. DK (through its managed funds) is the largest holder of senior secured notes issued by Hollinger Inc. ("HOLLINGER"), one of the Applicants, pursuant to two Indentures (the "INDENTURES") dated March 10, 2003 and September 30, 2004, respectively (collectively, the "SECURED NOTES", the holders of which are referred to herein as the "SECURED NOTEHOLDERS");

2. the Secured Notes are secured by, among other things, a pledge of the B Shares of STMG held by Hollinger and 4322525 Canada Inc. ("4322525"), an indirect wholly-owned subsidiary of Hollinger and one of the Applicants;

3. the Applicants were in default under the Indentures prior to the Initial CCAA Order and are in continuing default thereunder;

4. based on the current trading price of the Class A shares of STMG, the Secured Noteholders will suffer a significant shortfall in the amount of almost US$50 million and there is no indication that the value of the shares will increase significantly in any reasonable time frame;

5. the Application for the Initial CCAA Order (the "APPLICATION") was effectively brought on no notice to interested parties, including DK and Sun-Times Media Group, Inc. ("STMG"), even though each of these parties (in the case of DK, since at least August of

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         2006) have been in discussions with Hollinger in an attempt to reach a consensual agreement to realize value and restructure Hollinger's balance sheet;

6. the onus remains on the Applicants on this comeback motion to justify the relief granted by the Initial CCAA Order;

7. the Applicants are not operating companies and have no business to restructure; instead, the Applicants are attempting to use these CCAA proceedings QUA shareholder to restructure STMG, a solvent, U.S. corporation, which is a gross usurpation of the rights of the Secured Noteholders, the pledgee of the B Shares, to obtain the value of their secured collateral;

8. the Applicants are also attempting to use these CCAA proceedings to approve, on a super-priority basis, the unbridled spending of approximately $200,000 a week on unsecured litigation, with no creditor involvement on the assessment of the merits of the litigation and no controls, and approximately $520,000 a week to September 7, 2007 (approximately $268,000 per week of which is for ANCILLARY US proceedings) in connection with the CCAA proceedings, while at the same time ceasing to service their debt, all to the prejudice of creditors;

9. the Applicants have spent over $11 million from March 31, 2007 to July 31, 2007, including approximately $5 million in the four weeks immediately preceding the commencement of these proceedings, and are eroding their cash reserves and assets at an alarming rate to the prejudice of their creditors;

10. controls on the Applicants' cash expenditures are necessary pending the implementation of a process, acceptable to the Applicants' creditors, governing the payment of expenses and for the analysis and management of litigation involving the Applicants;

11. on the eve of their insolvency, the Applicants violated the legal rights of the Secured Noteholders and stacked the board of STMG to thwart the Secured Noteholders' exercise of their lawful rights;

12. the Applicants have acted in a manner that has unfairly disregarded the interests of the Secured Noteholders;

13. DK, as the single largest holder of the Secured Notes, holds a veto position with respect to any plan of compromise or arrangement involving the Applicants;

14. DK will not support any plan of the Applicants in the CCAA proceedings as currently structured under the Initial CCAA Order;

15.      Rule 39.01(6) of the RULES OF CIVIL PROCEDURE;

16.      Section 6 of the CCAA; and

17. such further and other grounds as counsel may advise and this Honourable Court permit.

         THE FOLLOWING DOCUMENTARY EVIDENCE will be used at the hearing of the
Motion:

(a) the Affidavit of Avi Friedman, to be sworn, and the Exhibits attached thereto; and

(b) such further and other materials as counsel may advise and this Honourable Court may permit.

DATED:    August 19, 2007

                                     GOODMANS LLP
                                     250 Yonge Street, Suite 2400
                                     Toronto, Ontario
                                     M5B 2M6

                                     Jim Riley (LSUC
                                     #385731) Fred
                                     Myers (LSUC #
                                     26301A) Melaney
                                     Wagner (LSUC
                                     #44063B)

                                     Solicitors for Davidson Kempner Capital
                                     Management LLC

TO:               THE ATTACHED SERVICE LIST

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                                  SCHEDULE "A"

                                  SERVICE LIST

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THORNTON GROUT FINNIGAN LLP
Suite 3200, Canadian Pacific Tower
100 Wellington St. West, P.O. Box 329
Toronto-Dominion Centre
Toronto, Ontario
M5K 1K7

ROBERT I. THORNTON
Tel:     (416) 304-0560
Fax:     (416) 304-1313
Email: rthornton@tgf.ca

D.J. MILLER
Tel:     (416) 304-0559
Fax:     (416) 304-1313
Email:   djmiller@tgf.ca

KYLA E.M. MAHAR
Tel:  (416) 304-0594
Fax:  (416) 304-1313
Email:   kmahar@tgf.ca

Solicitors for the Applicants
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LENCZNER SLAGHT ROYCE SMITH GRIFFIN
130 Adelaide Street West
Toronto, Ontario
M5H 3P5

PETER GRIFFIN
Tel:     (416) 865-2921
Fax:     (416) 865-9010
Email:   pgriffin@lsrsg.com

MONIQUE JILESEN
Tel:     (416) 865-2926
Fax:     (416) 865-9010
Email: mjilesen@litigate.com

PETER J. OSBORNE
Tel:     (416) 865-3094
Fax:     (416) 865-9010
Email:   posborne@litigate.com

Solicitors for Ernst & Young Inc., Monitor
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BENNETT JONES LLP
3400 One First Canadian Place
P.O. Box 130, Stn. 1st Canadian Place
Toronto, Ontario
M5X 1A4

ROBERT W. STALEY
Tel:     (416) 777-4857
Fax:     (416) 863-1716
Email:   staleyr@bennettjones.ca

KEVIN J. ZYCH
Tel:     (416) 777-5738
Fax:     (416) 863-1716
Email:   zychk@bennettjones.ca

S. RICHARD ORZY
Tel:     (416) 777-5737
Fax:     (416) 863-1716
Email:   orzyr@bennettjones.ca

DEREK J. BELL
Tel:     (416) 777-4638
Fax:     (416) 863-1716
Email:    belld@bennettjones.ca

Solicitors for Sun-Times Media Group, Inc.
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GOODMANS LLP
2400 - 250 Yonge Street
Toronto, Ontario
M5B 2M6

JAMES A RILEY
Tel:     (416) 597-5492
Fax:     (416) 979-1234
Email:   jriley@goodmans.ca

GRAHAM D. SMITH
Tel:     (416) 597-4161
Fax:     (416) 979-1234
Email:   gsmith@goodmans.ca

FRED MYERS
Tel:     (416) 597-5923
Fax:     (416) 979-1234
Email:   fmyers@goodmans.ca

Solicitors for Davidson Kempner Capital Management LLC
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FRASER MILNER CASGRAIN LLP
1 First Canadian Place
100 King Street West
Toronto, Ontario
M5X 1B2

ALEX L. MACFARLANE
Tel:     (416) 863-4582
Fax:     (416) 863-4592
Email:   alex.macfarlane@fmc-law.com

JANE DIETRICH
Tel:     (416) 863-4467
Fax:     (416) 863-4592
Email:   jane.dietrich@fmc-law.com

Solicitors for RSM Richter Inc., in its capacities as Receiver and Monitor of The Ravelston Corporation Limited and Ravelston Management Inc.
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ERNST & YOUNG INC.
Ernst & Young Tower
P.O. Box 251
Toronto Dominion Centre
222 Bay Street
Toronto, Ontario M5K 1J7

BRIAN DENEGA
Tel:     (416) 943-3058
Fax:     (416) 943-3300
Email:   brian.denega@ca.ey.com

SHARON S. HAMILTON
Tel:     (416) 943-2153
Fax:     (416) 943-3300
Email:   sharon.s.hamilton@ca.eyi.com

BRENT BEEKENKAMP
Tel:     (416) 943-2652
Fax:     (416) 943-3300
Email:   brent.r.beekenkamp@ca.ey.com
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CHAITONS LLP
Barristers and Solicitors
185 Sheppard Ave. W.
North York, Ontario
M2N 1M9

HARVEY G. CHAITON
Tel:     (416) 218-1129
Fax:     (416) 218-1849
Email:   harvey@chaitons.com

GEORGE BENCHETRIT
Tel:     (416) 218-1141
Fax:     (416) 218-1841
Email:   george@chaitons.com

Canadian solicitors for the Indenture Trustees, HSBC Bank USA, N.A. and Delaware Trust Company, National Association (formerly known as Wachovia Trust Company, National Association)
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KELLEY DRYE & WARREN LLP
101 Park Avenue
New York, New York
10178   U.S.A.

PAMELA BRUZZESE-SZCZYGIEL
Tel:     (212) 808-7750
Fax:     (212) 808-7897
Email:   pbruzzese-szczygiel@kelleydrye.com

DAVID E. RETTER
Tel:     (212) 808-7576
Fax:     (212) 808-7897
Email:   dretter@kelleydrye.com

ROBERT S. FRIEDMAN
Tel:  (212) 808-7853
Fax:  (212) 808-7897
Email:  rfriedman@kelleydrye.com

CRAIG A. WOLFE
Tel:  (212) 808-5073
Fax:  (212) 808-7897
Email:  cwolfe@kelleydrye.com

KEVIN J. SMITH
Tel:  (212) 808-5102
Fax:  (212) 808-7897
Email:  ksmith@kelleydrye.com

U.S. counsel for the Indenture Trustees, HSBC Bank USA, N.A. and Delaware Trust Company, National Association (formerly known as Wachovia Trust Company, National Association)
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HSBC BANK USA, N.A.
Corporate Trust and Loan Agency
10 E. 40th Street, 14th Floor
New York, New York
10016  U.S.A.

SANDRA E. HORWITZ
Tel:     (212) 525-1358
Fax:     (212) 525-1366
Email:   Sandra.e.horwitz@us.hsbc.com
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ONTARIO SECURITIES COMMISSION
20 Queen Street West
Suite 1900
Toronto, Ontario
M5H 3S8

JOHANNA SUPERINA
Tel:     (416) 593-8210
Fax:     (416) 593-2319
Email:   jsuperina@osc.gov.on.ca

ANNE C. SONNEN
Tel:     (416) 593-8290
Fax:     (416) 593-2319
Email:   asonnen@osc.gov.on.ca
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SACK GOLDBLATT MITCHELL LLP
Barristers and Solicitors
20 Dundas Street West
Suite 1100
Toronto, Ontario
M5G 2G8

SEAN DEWART
Tel:     (416) 979-6970
Fax:     (416) 591-7333
Email:   seandewart@sgmlaw.com

Solicitors for F. David Radler
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AYLESWORTH LLP
Barristers and Solicitors
P.O. Box 124
222 Bay Street, 18th Floor
Toronto, Ontario
M5K 1H1

RICHARD B. JONES
Tel:     (416) 777-4022
Fax:     (416) 865-1398
Email:   rjones@aylaw.com

LISA S. CORNE
Tel:     (416) 646-4608
Fax:     (416) 865-1398
Email:   lcorne@aylaw.com

Solicitors for The Preference Shareholders, A. Joan Richardson, Mervin Richardson, Basil N. Seaton, Gillian J. Seaton, Alfred Shum, R.J. Stanford Estate and Ivan C.N. Tennant, in their several capacities as holders of Class "A" and Class "B" preference shares of Argus Corporation Limited
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LERNERS LLP
Barristers and Solicitors
130 Adelaide Street West
Suite 2400
Box 95
Toronto, Ontario
M5H 3P5

GEORGE S. GLEZOS
Tel:     (416) 601-2371
Fax:     (416) 867-2406
Email:   gglezos@lerners.ca

LISA C. MUNRO
Tel:     (416) 601-2360
Fax:     (416) 867-2416
Email:   lmunro@lerners.ca

Solicitors for Conrad Black Capital Corporation and Conrad Black
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STOCKWOODS LLP
Barristers
The Sun Life Tower
150 King Street West
Suite 2512
Toronto, Ontario
M5H 1J9

BRIAN GOVER
Tel:     (416) 593-2489
Fax:     (416) 593-9345
Email: briang@stockwoods.ca

MARTHA COOK
Tel:     (416) 593-2491
Fax:     (416) 593-9345
Email: marthac@stockwoods.ca

Solicitors for Barbara Amiel-Black
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BELLMORE & MOORE
Barristers & Solicitors
393 University Avenue
Suite 1600
Toronto, Ontario
M5G 1E6

DAVID C. MOORE
Tel:     (416) 581-1818 ext. 222
Fax:     (416) 581-1279
Email:   David@bellmore.ca

KENNETH G. G. JONES
Tel:     (416) 581-1818
Fax:     (416) 581-1279
Email:   kenjones@bellmore.ca

DIANA M. SOOS
Tel:     (416) 581-1818
Fax:     (416) 581-1279
Email:   dmsoos@bellmore.ca

Solicitors for Catalyst Fund General Partner I Inc.
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           IN THE MATTER OF THE COMPANIES' CREDITORS ARRANGEMENT ACT,
                        R.S.C. 1985, C. C-36, AS AMENDED

           AND IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF
             HOLLINGER INC., 4322525 CANADA INC. AND SUGRA LIMITED


                                                                      Applicants
                           Court File No: 07-CL-7120


                            SUPERIOR COURT OF JUSTICE
                                 COMMERCIAL LIST

                         Proceeding commenced at Toronto
 ===============================================================================
                                NOTICE OF MOTION
                          (RETURNABLE AUGUST 29, 2007)
 ===============================================================================
                GOODMANS LLP
                Barristers & Solicitors
                250 Yonge Street, Suite 2400
                Toronto, Canada M5B 2M6

                Jim Riley (LSUC # 385731)
                Fred Myers (LSUC # 26301A)
                Melaney Wagner (LSUC # 44063B)

                Tel:  416.979.2211
                Fax:  416.979.1234

                Solicitors for Davidson Kempner Capital Management LLC